EXHIBIT  10.6

                                CONSENT AGREEMENT
                                -----------------


On even date herewith Amni International Petroleum Development Company Limited (AAmni@) and Liberty Technical Services Ltd. (ALiberty@) have entered into a Joint Venture Agreement regarding the Deep Zones of the IMA Field. All capitalised terms used but not defined herein shall have the meanings ascribed to such terms in the Joint Venture Agreement (AJoint Venture Agreement@).

Liberty has requested the consent of Amni to a pledge by Liberty of its interest in the Joint Venture Agreement, the Joint Operating Agreement and the other agreements executed in connection therewith (collectively, the AJoint Venture Interests@) to Credit Suisse First Boston. The pledge shall be accomplished pursuant to the form of the Debenture attached hereto. Such pledge is being made in accordance with the terms of a Credit Facility Agreement being executed on even date herewith by Liberty, Abacan Resource Corporation, and certain other subsidiaries of Abacan Resource Corporation, as borrowers and guarantors, and Credit Suisse First Boston.

Amni hereby consents to the granting of a pledge on the Joint Venture Interests pursuant to the terms of the Debenture.

Liberty  Technical  Services  Ltd.


By:      /s/  Tunde  Folawiyo
         --------------------
Name:    Tunde  Folawiyo
         ---------------
Title:   Secretary
         ---------


Amni  International  Petroleum  Development  Company  Limited


By:      /s/  Tunde  Afolabi
         -------------------
Name:    Tunde  J.  Afolabi
         ------------------
Title:   Managing  Director/CEO
         ----------------------

[The Debenture referenced herein has been filed as Exhibit 10.5 to the Form 10-KSB dated effective March 1, 1999.]

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